FUND AGREEMENT

This Agreement dated as of the 1st day of August, 2001 is made by and among Nationwide Financial Services, Inc. (“NFS”) (including any affiliates and/or subsidiaries listed on Exhibit A, collectively “NFS Affiliate/Subsidiary”) and INVESCO Funds Group, Inc. (adviser and transfer agent) and INVESCO Distributors, Inc. (underwriter/distributor) (collectively, the “Fund Party"), to the mutual funds (the “Funds”) listed on Exhibit B.

WHEREAS, NFS Affiliate/Subsidiary provides administrative and/or recordkeeping services to variable contracts, which may include, but are not limited to, variable annuity contracts, variable life insurance policies and various retirements plans which meet the definition of retirement plans under Sections 401, 403 and 457 of the Internal Revenue Code (the “Code”) (collectively, “Contracts”); and

WHEREAS, NFS Affiliate/Subsidiary may issue variable annuity contracts and variable life insurance policies through separate accounts (“Variable Accounts”) as listed on Exhibit A; and

WHEREAS, the Contracts allow for the allocation of net amounts received by NFS to sub-accounts which correspond to each Fund for investment in shares of the Funds; and

WHEREAS, selection of a particular sub-account is made by the contract owner or by participants in various types of retirement plans and such contract owners and/or participants may reallocate their investment options among the sub-accounts in accordance with the terms of the Contracts; and

WHEREAS, NFS and Fund Party mutually desire the inclusion of the Funds as investment options for the Contracts; and

NOW THEREFORE, NFS and Fund Party, in consideration of the promises and undertakings described herein, agree that the Funds will be available in products and services provided by NFS subject to the following:

REPRESENTATIONS AND UNDERTAKINGS

REPRESENTATIONS BY NFS

NFS or an NFS Affiliate/Subsidiary agrees to perform certain administrative services (“Services”) as listed on Exhibit C.

NFS represents that the NFS Affiliates/Subsidiaries, including Variable Accounts, have been established and are in good standing under the state law in which they were organized.  The Variable Accounts are registered under the Investment Company Act of 1940, unless otherwise exempt therefrom.

NFS and its agents shall make no representations concerning the Funds or Fund shares except those contained in the Funds’ then current prospectuses, Statements of Additional Information or other documents produced by Fund Party (or an entity on its behalf) which contain information about the Funds.  NFS agrees to allow a reasonable period of time for Fund Party to review any advertising and sales literature drafted by NFS (or agents on its behalf) with respect to the Funds prior to use and prior to submitting such material to any regulator.

NFS acknowledges that the identity of Fund Party (and its affiliates’ and/or subsidiaries’) customers and all information maintained about those customers constitute the valuable property of Fund Party.  NFS agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), NFS shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Fund Party’s prior written consent or as required by law or judicial process.  This paragraph shall survive the expiration or termination of this Agreement.

NFS acknowledges that the services provided for under this Agreement by Fund Party are not exclusive and that the same skill will be used in performing services to other companies in similar contexts.

NFS represents that the Contracts marketed as annuity contracts and/or life insurance policies are currently treated as annuity contracts and/or life insurance policies under the appropriate provisions of the Code, and that it shall make every effort to maintain such treatment.  NFS will promptly notify Fund Party upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

For Contracts issued through the Variable Accounts, NFS represents that each Variable Account is a “segregated asset account” and that interests in each Variable Account are offered exclusively through the purchase of a “variable contract”, within the meaning of such terms pursuant to Section 1.817-5(f)(2) of the Federal Tax Regulations, and that it shall make every effort to continue to meet such definitional requirements.  NFS shall promptly notify Fund Party upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.  Unless otherwise exempt, Fund Party agrees to provide NFS with a certificate or statement indicating compliance with Section 817(h) and a schedule of investment holdings, to be received by NFS no later than 30 days following the end of the calendar quarter.

REPRESENTATIONS BY FUND PARTY

Fund Party acknowledges that it receives substantial savings as a result of NFS performing those Services listed on Exhibit C on behalf of the Funds.

Fund Party and its agents shall make no representations about NFS except those contained in publicly available documents or other documents produced by NFS (or an entity on its behalf). Fund Party agrees to allow a reasonable period of time for NFS to review any advertising and sales literature drafted by Fund Party (or agents on its behalf) with respect to NFS prior to use and prior to submitting such material to any regulator.

Fund Party acknowledges that the identity of NFS (and its affiliates’ and/or subsidiaries’) customers and that all information maintained about those customers constitute the valuable property of NFS. Fund Party agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), Fund Party shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with NFS’ prior written consent or as required by law or judicial process.  This paragraph shall survive the expiration or termination of this Agreement.

Fund Party acknowledges that the services provided for under this Agreement by NFS or an NFS Affiliate/Subsidiary are not exclusive and that the same skill will be used in performing services to other companies in similar contexts. Fund Party represents that it will use its best efforts to give equal emphasis and promotion to NFS as is given to companies in similar contexts.

Fund Party represents that the Funds are currently qualified as regulated investment companies under Subchapter M of the Code, and that the Funds shall make every effort to maintain such qualification.

Fund Party shall promptly notify NFS upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

Fund Party represents that any insurance Funds utilized in the Contracts currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and that such Funds will make every effort to maintain the Funds’ compliance with such diversification requirements, unless the Funds are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in each Fund’s prospectus. Fund Party will notify NFS promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that the Funds might not so qualify in the future.

CUSTOMER PRIVACY

Fund Party acknowledges that it has read, and will conform to, Nationwide's Privacy policy which is explained in Nationwide's Privacy Statement, herein attached as Exhibit E, which may be updated from time to time.  Failure to conform to Nationwide's Privacy Statement is a breach of this Agreement.

Fund Party agrees to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established.

Fund Party agrees not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by Nationwide to Fund Party in performance under this Agreement other than to:

a)      carry out the purpose for which the information was provided; and
b)      to use or disclose the information as otherwise permitted or required by law.

NFS agrees to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established.

NFS agrees not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by Fund Party to NFS in performance under this Agreement other than to:

a)      carry out the purpose for which the information was provided; and
b)      to use or disclose the information as otherwise permitted or required by law.

This provision will survive and continue in full force and effect after the termination of this Agreement.

TRADING

Subject to the terms and conditions of this Agreement, NFS shall be appointed to, and agrees to act, as a limited agent of Fund Party for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day.  A "Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information.  Except as particularly stated in this paragraph, NFS shall have no authority to act on behalf of Fund Party or to incur any cost or liability on its behalf.

Until such time as Fund Party and NFS are able to utilize the National Securities Clearing Corporation  ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system;
Fund Party will use its best efforts to provide to NFS or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 7:00 p.m. Eastern Time each Business Day.  NFS or its agent shall use this data to calculate unit values.  Unit values shall be used to process the same Business Day’s contract transactions.  Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on the New York Stock Exchange on any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to Fund Party by 9:00 A.M. Eastern Time on the next Business Day.  Such trades will be effected at the net assets value of each Fund's shares calculated as of the Close of Trading on Day 1. Fund Party will not accept any order made on a conditional basis or subject to any delay or contingency.  NFS shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on NFS’ books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by Fund Party.

Until such time as Fund Party and NFS are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after its receipt of an instruction or confirmation transmitted, verify its receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other.  Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, NFS shall initiate payment to Fund Party or its designated agent in federal funds no later than 1:00  P.M. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by Fund Party pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV system, Fund Party or its designated agent shall initiate payment in federal funds no later than 1:00 P.M. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by Fund Party pursuant to this Agreement.

At such time as Fund Party and NFS are able to transmit information via the NSCC's DCC&S Fund/SERV System:

a)
Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Fund Party no later than 5:00 A.M. Eastern Time on the Next Business Day.  Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Fund Party and NFS shall mutually agree there may be instances when orders shall be transmitted to Fund Party via facsimile no later than 9:00 A.M. rather than through the DCC&S Fund/SERV system.  In such instances, such orders shall be transmitted to Fund Party via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day.

c)
With respect to purchase and redemption orders received by Fund Party on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Fund Party and NFS are able to transmit information via the DCC&S Fund/SERV system; Fund Party or its designated agent shall send to NFS, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which NFS has transmitted such orders.  Such confirmations shall include the total number of shares of each Fund held by NFS following such net purchase or redemption. Fund Party, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for NFS to receive such confirmations no later than 11:00 A.M. Eastern Time the next Business Day. Fund Party or its designated agent will transmit to NFS via DCC&S NETWORKING system those Networking activity files reflecting account activity.  In addition, within five (5) business days after the end of each month, Fund Party or its affiliate will send NFS a statement of account which shall confirm all transactions made during that particular month in the account.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NFS

NFS agrees to provide Fund Party, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Fund Party may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY FUND PARTY

Within 10  Business Days after the end of each calendar month, Fund Party shall provide NFS, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

Fund Party shall promptly provide NFS, or cause NFS to be provided with, a reasonable quantity of the Funds’ prospectuses, Statements of Additional Information and any supplements thereto.

NOTICE

Each notice required by this Agreement shall be given in writing to:

Nationwide Financial Services, Inc.
One Nationwide Plaza 1-09-V3
Columbus, Ohio 43215
Attention:  Securities Officer
Fax Number:  614-249-2112

INVESCO Funds Group, Inc. and
INVESCO Distributors, Inc
7800 East Union Ave.
Denver, CO   80237
Attention: Ronald L. Grooms, Senior Vice President
Fax Number:  303-713-6814

Any party may change its address by notifying the other party(ies) in writing.

VOTING

For Variable Accounts that are registered under the 1940 Act and so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, NFS shall distribute all proxy material furnished by Fund Party (provided that such material is received by NFS or its designated agent at least 10 Business Days prior to the date scheduled for mailing to contract owners) and shall vote Fund shares in accordance with instructions received from the contract owners who have interests in such Fund shares.  NFS shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the contract owners, provided that such proportional voting is not prohibited by a contract owner’s plan or trust document, if applicable.  NFS and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

EXPENSES

All expenses incident to the performance by NFS under this Agreement shall be paid by NFS.  Likewise, all expenses incident to the performance by Fund Party under this Agreement shall be paid by Fund Party.

NFS shall not bear any of the expenses for the cost of registration of the Funds’ shares, preparation of the Funds’ prospectuses, proxy materials, and reports and the preparation of other related statements and notices required by law except as otherwise mutually agreed upon by the parties to the Agreement.  Notwithstanding the foregoing, NFS agrees to bear the costs of postage in proxy mailings to contract owners.

Should Fund Party determine that a Fund will no longer be available in an NFS contract, Fund Party shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract.

Should NFS desire to no longer have a Fund available in an NFS contract, NFS shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract.

Should a removal of a fund as an available investment option be mutually desired by the parties, the parties agree to equally share any expenses incurred as a result of removing such Fund as an available investment option.

Both NFS and Fund Party agree to provide reasonable advance notice of the election to remove a fund as an available investment option in order to permit the parties to file documentation as may be required under applicable law.

CONFLICTS

Each party agrees to inform the other of the existence of, or any potential for, any material conflicts of interest between the parties and any possible implications of the same.

It is agreed that if it is determined by a majority of the members of the Boards of Directors of the Funds, or a majority of the Funds’ disinterested Directors, that a material conflict exists caused by NFS, NFS shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

It is agreed that if it is determined by NFS that a material conflict exists caused by Fund Party, Fund Party shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

INDEMNIFICATION

Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim.  In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party’s expense, in defense of such claim.  Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing.  Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party’s prior written consent.  Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

INDEMNIFICATION BY NFS

NFS agrees to reimburse and/or indemnify and hold harmless Fund Party and each of its directors, officers, employees, agents and each person, if any, who controls Fund Party within the meaning of the Securities Act of 1933 (the “1933 Act”) (collectively, “Affiliated Party”) against any losses, claims, damages or liabilities (“Losses”) to which Fund Party or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1)	Any untrue statement or alleged untrue statement of any material fact contained in information furnished by NFS;
(2)
The omission or alleged omission to state in the Registration Statements, Prospectuses,  Informational Brochures or other similar material, a material fact required to be stated therein or necessary to make the statements therein not misleading;

(3)	Conduct, statements or representations of NFS or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an investment option;
(4)	The failure of NFS or an NFS Affiliate/Subsidiary to provide the services and furnish the materials under the terms of this Agreement;
(5)	A breach of this Agreement or of any of the representations contained herein; or
(6)
Any failure to register Contracts or Variable Account that do not meet any exemptions under federal or state securities laws, state insurance laws or failure to otherwise comply with applicable laws, rules, regulations or orders.

Provided however, that NFS shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to NFS by or on behalf of Fund Party specifically for use therein.

NFS shall reimburse any legal or other expenses reasonably incurred by Fund Party or any Affiliated Party in connection with investigating or defending any such Losses, provided however, that NFS shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnity agreement shall be in addition to any liability that NFS may otherwise have.

INDEMNIFICATION BY Fund Party

Fund Party agrees to reimburse and/or indemnify and hold harmless NFS and/or NFS Affiliate/Subsidiary and each of its directors, officers, employees, agents and each person, if any, who controls NFS or NFS Affiliate/Subsidiary within the meaning of the Securities Act of 1933 (the “1933 Act”) (collectively, “Affiliated Party”) against any losses, claims, damages or liabilities (“Losses”) to which NFS, NFS Affiliate/Subsidiary or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1)
Any untrue statement or alleged untrue statement of any material fact contained in information furnished by Fund Party, including but not limited to, the Registration statements, Prospectuses, or sales literature of the Funds;

(2)
The omission or alleged omission to state in the Registration Statements, Prospectuses,  Informational Brochures or other similar material, a material fact required to be stated therein or necessary to make the statements therein no misleading;

(3)
Fund Party’s failure to keep applicable Funds qualified as regulated investment companies as required by the 1940 Act and applicable regulations thereunder, and if applicable, fully diversified as is required by the Code and applicable regulations thereunder;

(4)	The failure of Fund Party to provide the services and furnish the materials under the terms of this Agreement;
(5)	A breach of this Agreement or of any of the representations contained herein; or
(6)	A failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

Provided however, that Fund Party shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to Fund Party by or on behalf of NFS specifically for use therein.

Fund Party shall reimburse any legal or other expenses reasonably incurred by NFS or any Affiliated Party in connection with investigating or defending any such Losses, provided however, that Fund Party shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnity agreement shall be in addition to any liability which Fund Party may otherwise have.

SERVICE FEES

In consideration for the Services provided by NFS pursuant to this Agreement, Fund Party will calculate and pay, or cause one of its affiliates to pay, and NFS or an NFS Affiliate/Subsidiary that is registered as a broker/dealer, will be entitled to receive from Fund Party a fee (“Service Fee”).  Such fee will be calculated at an annualized rate equal to the rates shown on Exhibit D of the average daily net assets of each Fund for which NFS performed administrative services during the period in which they were earned.

The Service Fees will be paid to NFS, or its designee, by check as soon as practicable, but no later than 30 days after the end of the period in which they were earned or upon receipt of the proper invoice as described in Schedule D for the applicable share classes.  The Service will be paid on either a monthly or quarterly basis as described in Exhibit D by share class.  The Service Fee payment will be accompanied or preceded by a statement showing the calculation of the amounts being paid by Fund Party for the relevant period and such other supporting data as may be reasonably requested by NFS.

The Service Fee shall be paid either by:
(a)	Fund Party or one of its affiliates from transfer agency fees or general operating funds;
(b)	Fund Party or one of its affiliates from funds received pursuant to a shareholder service plan (“Rule 12b-1 Plan”); or
(c)	Fund Party or one of its affiliates from administrative service/support fees; or
(d)	a combination thereof.

The Service Fee shall be calculated as described in Exhibit D by share class.
The parties agree that a Service Fee will be paid to NFS or its designee according to this Agreement with respect to each Fund as long as shares of such Fund are held by an NFS Affiliate/Subsidiary on behalf of the beneficial owners of contracts issued by an NFS Affiliate/Subsidiary.

NFS and Fund Party agree that the Service Fees described in this Agreement are for administrative and distribution services of the Funds only, and do not constitute payment in any manner for investment advisory services for the Fund or for costs of administrative and distribution services on behalf of the Contracts.

MAINTENANCE FEES

Fund Party recognizes that NFS incurs certain expenses relating to offering the Funds listed in the Nationwide Trust Company Program.  To offset these expenses, Fund Party shall pay, or cause to be paid, an annual Maintenance Fee of $XXXXX for each of the Funds listed in the Nationwide Trust Company Program section on Exhibit D.  Nationwide, or its designee, shall invoice Fund Party in the fourth quarter of each calendar year for the Maintenance Fee due for the upcoming calendar year.  The Maintenance Fee shall be payable on the first day of each calendar year.

COMPLIANCE WITH AGREEMENT

The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any rights or privileges of any party hereunder.  No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

TERMINATION

This Agreement shall terminate as to the availability of shares of the Funds for new Contracts:
(1)	at the option of NFS or Fund Party upon at least 90 days advance written notice to the other;
(2)
at any time upon Fund Party 's election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds or their beneficial owners.  Reasonable advance notice of election to liquidate shall be provided to NFS in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;

(3)	if the applicable annuity contracts and life insurance policies are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules and regulations;
(4)	if the Variable Accounts are not deemed “segregated asset accounts” by the applicable regulators or under applicable rules and regulations;
(5)
at the option of NFS, if Fund shares are not available for any reason to meet the requirements of Contracts as determined by NFS.  Reasonable advance notice of election to terminate (and time to cure) shall be furnished by NFS;

(6)
at the option of NFS or Fund Party, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts, the Variable Accounts, NFS, an NFS Affiliate/Subsidiary or the Funds by the NASD, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(7)
upon a decision by NFS, in accordance with the 1940 Act and applicable regulations, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium.  NFS shall give at least 60 days written notice to Fund Party of any proposal to substitute Fund shares;

(8)	upon assignment of this Agreement unless such assignment is made with the written consent of each party; and
(9)
in the event Fund shares are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by an NFS Affiliate/Subsidiary.  Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur.

JURISDICTION

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Ohio, without respect to its choice of law provisions and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

AMENDMENTS TO THIS AGREEMENT

This Agreement cancels and replaces the following Agreements:
•
Fund Participation Agreement dated February 8, 1999 among Nationwide Life Insurance Company and/or Nationwide Life and Annuity Insurance Company, INVESCO Funds Group, Inc. and INVESCO Distributors, Inc., including any amendments thereto;

•	Service Agreement dated February 8, 1999 between Nationwide Financial Services, Inc. and INVESCO Funds Group, Inc., including any amendments thereto;
•	Omnibus Account Services Agreement dated February 7, 2000 among National Deferred Compensation, INVESCO Funds Group, Inc. and INVESCO Distributors;
•	Pricing of Transactions in the INVESCO Funds Letter Agreement dated May 28, 1997 between National Deferred Compensation, Inc. and INVESCO Funds Group;
•	Omnibus Account Services Agreement dated April 14, 1999 among National Deferred Compensation, Inc., Nationwide Investment Services Corporation, INVESCO Funds Group, Inc. and INVESCO Distributors, Inc.

Except for Exhibits B and D, this Agreement may not be amended or modified except by a written amendment executed by all parties to the Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms.  Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

/s/ William G. Goslee
By:     William G. Goslee
Title:  Vice President
           Investment Management Relations

INVESCO FUNDS GROUP, INC.

/s/ Ronald L. Grooms
By:           Ronald L. Grooms,
Title:           Senior Vice President

INVESCO DISTRIBUTORS, INC.

/s/ Ronald L. Grooms
By:           Ronald L. Grooms,
Title:           Senior Vice President

EXHIBIT A

This Exhibit corresponds to the Fund Agreement dated August 1, 2001

Registered Broker Dealers
Nationwide Advisory Services, Inc.
Nationwide Investment Services Corporation

Affiliates and Subsidiaries
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Nationwide Trust Company, FSB
Nationwide Retirement Solutions, Inc.
National Deferred Compensation, Inc.

Variable Accounts
Nationwide Variable Account
Nationwide Variable Account-II
Nationwide Variable Account-3
Nationwide Variable Account-4
Nationwide Variable Account-5
Nationwide Variable Account-6
Nationwide Fidelity Advisor VA
Nationwide Variable Account-8
Nationwide Variable Account-9
Nationwide Variable Account-10
Nationwide Variable Account-11
Nationwide Variable Account-12
Nationwide Variable Account-13
Multi-Flex Variable Account
Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VL Separate Account
Nationwide VL Separate Account-A
Nationwide VL Separate Account-B
Nationwide VL Separate Account-C
Nationwide VL Separate Account-D
Nationwide DC Variable Account
Nationwide DC variable Account-II
NACo Variable Account
Nationwide Governmental Plans Variable Account
Nationwide Governmental Plans Variable Account-II
Nationwide Qualified Plans Variable Account
Nationwide Private Placement Variable Account
Ohio DC Variable Account

EXHIBIT B

This Exhibit corresponds to the Fund Agreement dated August 1, 2001

FUNDS
INVESCO Advantage Fund – A & C Classes
INVESCO Advantage Global Health Sciences Fund – A & C Classes
INVESCO Balanced Fund – C, Investor, & K Classes
INVESCO Blue Chip Growth Fund – C, Investor, & K Classes
INVESCO Cash Reserves Fund – A & C Classes
INVESCO Dynamics Fund – C, Investor, & K Classes
INVESCO Endeavor Fund – C, Investor, & K Classes
INVESCO Energy Fund – C, Investor, & K Classes
INVESCO Equity Income Fund – C, Investor, & K Classes
INVESCO European Fund – C, Investor, & K Classes
INVESCO Financial Services Fund – C, Investor, & K Classes
INVESCO Global Growth Fund – A & C Classes
INVESCO Gold Fund – C & Investor Classes
INVESCO Growth & Income Fund – C, Investor, & K Classes
INVESCO Health Sciences Fund – C, Investor, & K Classes
INVESCO High Yield Fund – C, Investor, & K Classes
INVESCO International Blue Chip Value Fund – C & Investor Classes
INVESCO Leisure Fund – C, Investor, & K Classesa
INVESCO Mid-cap Growth Fund – A & C Classesb
INVESCO Real Estate Opportunity Fund – C, & Investor Classes
INVESCO S&P 500 Index Fund – Investor Class
INVESCO Select Income Fund – C, Investor, & K Classes
INVESCO Small Company Growth Fund – Investor, & K Classesc
INVESCO Tax-Free Bond Fund – C & Investor Classes
INVESCO Technology Fund – C, Investor, & K Classes
INVESCO Telecommunications Fund – C, Investor, & K Classes
INVESCO Total Return Fund- C, Investor, & K Classesd
INVESCO U.S. Government Securities Fund – C & Investor Classes
INVESCO Utilities Fund – C & Investor Classes
INVESCO Value Equity Fund – C, Investor, & K Classese
INVESCO VIF – Blue Chip Growth Fund
INVESCO VIF – Dynamics Fund
INVESCO VIF – Equity Income Fund
INVESCO VIF – Financial Services Fund
INVESCO VIF – Health Sciences Fund
INVESCO VIF – High Yield Fund
INVESCO VIF – Leisure Fundf
INVESCO VIF – Real Estate Opportunity Fund
INVESCO VIF – Small Company Growth Fund
INVESCO VIF – Technology Fund
INVESCO VIF – Telecommunications Fund
INVESCO VIF – Total Return Fund
INVESCO VIF – Utilities Fund

a    INVESCO Leisure Fund - Class K is currently not available, but has a scheduled effective date of September 28, 2001 (subject to change).

b    INVESCO Mid-cap Growth Fund – Classes A, B, & C are currently not available, but has a scheduled effective date of September 28, 2001 (subject to change).

c    INVESCO Small Company Growth Fund - Class K is currently not available, but has a scheduled effective date of September 7, 2001 (subject to change).

d      INVESCO Total Return Fund - Class K is currently not available, but has a scheduled effective date of September 28, 2001 (subject to change).

e    INVESCO Value Equity Fund - Class K is currently not available, but has a scheduled effective date of September 7, 2001 (subject to change).

f    INVESCO Leisure Fund – Variable Class is currently not available, but has a scheduled effective date of October 19, 2001 (subject to change).

EXHIBIT C

Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Contracts and Plans, including but not limited to, the following:

1.
Maintaining separate records for each Contract owner and each Plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and Plans.  Nationwide will maintain accounts with each Fund on behalf of Contract owners and Plans, and such account shall be in the name of Nationwide (or its nominee) as the record owner of shares owned by such Contract owners and Plans.

2.	Disbursing or crediting to Contract owners and Plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.
Preparing and transmitting to Contract owners and Plans, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract owners and Plans.

4.	Supporting and responding to service inquires from Contract owners and Plans.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for Contract owners and Plans.

6.	Generating written confirmations and quarterly statements to Contract owners and Plan participants.

7.
Distributing to Contract owners and Plans, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the Contract owners and Plans.

EXHIBIT D
TO FUND AGREEMENT

This Exhibit corresponds with the Agreement dated August 1, 2001.

FUND	CLASS A‡1	CLASS C*2	INVESTOR CLASS**3	CLASS K***4	CLASS VARIABLE****	CLASS INSTITUTIONAL*****
INVESCO Advantage Fund
INVESCO Advantage Global Health Sciences Fund
INVESCO Balanced Fund
INVESCO Blue Chip Growth Fund
INVESCO VIF – Blue Chip Growth Fund
INVESCO Cash Reserves Fund
INVESCO Dynamics Fund
INVESCO VIF – Dynamics Fund
INVESCO Endeavor Fund
INVESCO Energy Fund
INVESCO Equity Income Fund
INVESCO VIF – Equity Income Fund
INVESCO European Fund
INVESCO Financial Services Fund
INVESCO VIF – Financial Services Fund
INVESCO Global Growth Fund
INVESCO Gold Fund
INVESCO Growth & Income Fund
INVESCO Health Sciences Fund
INVESCO VIF – Health Sciences Fund
INVESCO High Yield Fund
INVESCO VIF – High Yield Fund
INVESCO International Blue Chip Value Fund
INVESCO Leisure Funda
INVESCO VIF – Leisure Fund b
INVESCO Mid-cap Growth Fundc
INVESCO Real Estate Opportunity Fund
I INVESCO VIF – Real Estate Opportunity Fund
INVESCO S&P 500 Index Fund
INVESCO Select Income Fund
INVESCO Small Company Growth Fundd
INVESCO VIF - Small Company Growth Fund
INVESCO Tax-Free Bond Fund
INVESCO Technology Fund

INVESCO VIF – Technology Fund
INVESCO Telecommunications Fund
INVESCO VIF – Telecommunications Fund
INVESCO Total Return Funde
INVESCO VIF – Total Return Fund
INVESCO U.S. Government Securities Fund
INVESCO Utilities Fund
INVESCO VIF – Utilities Fund
INVESCO Value Equity Fundf

‡      No payment pursuant to this Exhibit is payable to NFS for the first 18 months with respect to sales of $1 million or more, at no load, in cases where IDI has advanced the service fee to the Dealer.

*      Annual rate of 1.00% of average of aggregate net asset value of outstanding Class C shares of the INVESCO Funds held by shareholders receiving services described in the Shareholder Service Agreement from an entity authorized to provide such services, measured on each day during each calendar quarter, the applicable portion of which is payable within 10 business days following the end of each calendar quarter beginning after the initial 13 month period.  Where NFS waives the 1.00% up-front commission on Class C shares, 12b-1 payments commence immediately.  Of the 1.00% annual rate, 0.25% is paid as a shareholder servicing fee and 0.75% is paid as an asset based sales charge, as those terms are defined under the rules of the National Association of Securities Dealers Regulation, Inc.

**      For the purpose of any activities primarily intended to result in the sale of Investor Class shares, Fund Party shall pay an annual service fee of 0.40% of the average daily market value of shares, to be paid monthly upon receipt of invoice by the Fund Party from NFS.  All fees shall be invoiced by NFS in accordance with instructions as provided by Fund Party and must be received by Fund Party in proper form within 30 days of each month following the month for which the invoice is submitted.  NFS shall also include with the invoice a report showing the total number of active individual contract owners and/or participants owning shares in each Fund through NFS’s omnibus account(s).  No fees shall be payable with respect to Fund shares held by NFS in their brokerage accounts for which an invoice is not timely provided in proper form to Fund Party or for which an invoice has not been received.

*** For the purpose of any activities primarily intended to result in the sale of Class K shares, Fund Party shall pay NFS:  (1) an annual service fee of 0.20% of average aggregate net asset values of outstanding Class K shares of Funds held by contract owners/participants receiving services described in the Agreement from an entity authorized to provide such services and (2) an annual rate of 0.25% of average aggregate net asset values of outstanding Class K shares of the Funds held by shareholders for such other services and activities as may from time to time be agreed upon by the Fund Party and NFS, subject to the applicable rules of the National Association of Securities Dealers, Inc. (“NASD”).  All fees described in this paragraph shall be measured on each day during each calendar quarter, the applicable portion of which is payable within 10 business days following the end of each calendar quarter.  In addition to the foregoing, Fund Party shall pay an annualized service fee out of the transfer agency fees Fund Party received from that Fund equal to 0.05% per contract owner/participant account that is open during any monthly period.  Such fee shall be billed by NFS monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts that are open during such month.  All fees shall be invoiced by NFS in accordance with instructions as provided by Fund Party and must be received by Fund Party in proper form within 30 days of each month following the month for which the invoice is submitted.  NFS shall also include with the invoice a report showing the total number of active individuals contract owners or participants owning shares in each Fund through NFS’s plan account(s). No fees shall be payable with respect to Fund shares held by NFS in their accounts for which an invoice is not timely provided in proper form to Fund Party or for which an invoice has not been received.

****For the purpose of any activities primarily to result in the sale of the Variable Funds, Fund Party shall pay to NFS an Administrative Service/Support Fee equal to a percentage of the average daily net assets of the Portfolios attributable to contracts offered by NFS, at the annual rate of 0.40% on the aggregate net asets placed by NFS in the Funds, measured on each day during each calendar quarter, the applicable portion of which is payable within 20 business days following the end of each calendar quarter.

*****For the purpose of any activities primarily to result in the sale of the Institutional Class Funds, Fund Party shall pay to NFS an annualized fee out of the transfer agency fees Fund Agent receives from that Fund, or any other source available to Fund Agent, equal to 0.10% per contract owner/participant account that is open during any monthly period.  Such fee shall be billed by NFS monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts that are open during such month.  All fees shall be invoiced by NFS in accordance with instructions as provided by Fund Party and must be received by Fund Party in proper form within 30 days of each month following the month for which the invoice is submitted.  NFS shall also include with the invoice a report showing the total number of active individuals contract owners or participants owning shares in each Fund through NFS’s plan account(s). No fees shall be payable with respect to Fund shares held by NFS in their accounts for which an invoice is not timely provided in proper form to Fund Party or for which an invoice has not been received.  The Fund’s minimum investment requirements are defined the Fund’s current prospectus.

1      Such Funds’ Class A shares together with any other mutual funds managed by INVESCO Funds Group, Inc. and distributed by INVESCO Distributors, Inc. which may hereafter offer Class A shares under a 12b-1 Plan of at least 25 basis points.

2      Such Funds’ Class C shares together with any other mutual funds managed by INVESCO Funds Group, Inc. and distributed by INVESCO Distributors, Inc. which may hereafter offer Class C shares under a 100 basis point 12b-1 Plan.

3     Such Funds’ Investor Class shares together with any other mutual funds managed by INVESCO Funds Group, Inc. and distributed by INVESCO Distributors, Inc. which may hereafter offer Investor Class shares under a 25 basis point 12b-1 Plan.

4    Such Funds’ Class K shares together with any other mutual funds managed by INVESCO Funds Group, Inc. and distributed by INVESCO Distributors, Inc. which may hereafter offer Investor Class shares under a 45 basis point 12b-1 Plan.

a    INVESCO Leisure Fund - Class K is currently not available, but has a scheduled effective date of October 19, 2001 (subject to change).

b    INVESCO Leisure Fund – Variable Class is currently not available, but has a scheduled effective date of October 19, 2001 (subject to change).

c    INVESCO Mid-cap Growth Fund – Classes A, B, & C are currently not available, but has a scheduled effective date of September 28, 2001 (subject to change).

d    INVESCO Small Company Growth Fund - Class K is currently not available, but has a scheduled effective date of September 7, 2001 (subject to change).

e      INVESCO Total Return Fund - Class K is currently not available, but has a scheduled effective date of September 28, 2001 (subject to change).

f    INVESCO Value Equity Fund - Class K is currently not available, but has a scheduled effective date of September 7, 2001 (subject to change).

EXHIBIT E

Nationwide Financial Privacy Statement
Nationwide values you as a customer and respects your right to privacy. We recognize that you purchase our products and services because you trust that we will stand behind our promises. In turn, we pledge our commitment to treating your information responsibly. The Nationwide Financial companies listed below have established the following policies to assure you that we are committed to protecting your privacy.

How do we protect the confidentiality and security of your information?
We maintain physical, electronic and procedural safeguards to ensure your personal information is treated responsibly and in accordance with our privacy policy. We also restrict access to your personal information within our organization to those employees who need to know that information to provide products or services to you, or to conduct Nationwide business. Employees who have access to customer information may use it only for legitimate business purposes. Additionally, we safeguard customer information in accordance with applicable data security regulations.

What personal information do we collect about you?
We collect personal information about you from the following sources:
•	Information we receive from you on applications and other forms;
•	Information about your transactions with us, our affiliates, or others; and
•	Depending upon the product or services you are requesting, information we receive from consumer reporting agencies, medical providers, or others.

What categories of information do we disclose and to whom?
We may disclose the following information to entities that perform marketing and administrative services on our behalf or as required or permitted by law for legal, regulatory or other purposes:
•
Information we receive from you on applications or other forms, such as your name, address, beneficiaries, Social Security number, family member information, assets, income, and property locations and values.

•
Information about your transactions with us, our affiliates, or others, such as your account balance, policy coverage, payment history, the premium you pay, the shares you purchase, preferences, claims information, and the method of your purchase.

•
If required for the products you select, information we receive from consumer reporting agencies and other sources, such as your creditworthiness, motor vehicle and driver data, medical and employment information, loss history reports, and additional driver data.

In certain special situations, we may share some of your personal information with non-affiliated third parties, including other financial institutions and service providers that provide marketing support to them, to help them market products and services other than those from Nationwide Financial and its affiliated companies. Before sharing such information relating to you, we will give you a supplemental notice and an opportunity to opt out of this information sharing.

Is your medical information confidential?
While we sometimes must collect medical information to provide you a product or to pay a claim, we do not use or share it, internally or externally, for any purpose except the following:
•	underwriting insurance;
•	administering your policy, account, or claim;
•	as required or permitted by law; or

•	as otherwise authorized by you.

Questions?
We value our customers and want you to understand how we use the information we collect. If you have any questions about our privacy policy, please contact us toll free at

Individual Annuities (Best of America®)
Life and Health Operations
1-866-223-0303

Nationwide® Retirement Solutions
1-877-677-3678

National Deferred Compensation
1-800-795-4457

Pension Operations
1-800-470-4889

•	You may obtain a description of Nationwide Financial's procedures that allow you to review your personal information.
•	In accordance with our procedures, we will provide you access to your personal information that we control and can reasonably retrieve, upon verification of your request.
•
You may request that we correct your personal information in our files. Please note that Nationwide Financial does not control information given to us by third parties. So, you will need to contact the third party to correct any information it gave us.

•
You may request the name and address of the consumer reporting agency from which we have obtained a report on you, if any. You may request that the consumer reporting agency provide you with a copy of the report it makes.

This privacy statement describes our privacy practices for both current and former customers. We will provide one copy of this notice to joint policy or contract holders; please share this information with everyone covered by your policy or contract. Upon your request, we will send additional copies of this statement.

Thank you for choosing Nationwide.
We look forward to building a lifetime relationship with you.